Exhibit 99.1

LHC Group announces fourth quarter and full year 2020 financial results

Issues full year and first quarter 2021 guidance

LAFAYETTE, La., Feb. 25, 2021 /PRNewswire/ -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter ended December 31, 2020. Unless otherwise noted, all results are compared with the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2020 Financial Results

  Net service revenue was $532.3 million.
  Net income attributable to LHC Group's common stockholders increased 39.3% to $30.4 million, or $0.97 per diluted share.
  Adjusted net income attributable to LHC Group's common stockholders increased 23.0% to $44.2 million, or $1.40 adjusted earnings per diluted share. Adjusted results for the fourth quarter of 2020 exclude a pre-tax amount of $3.2 million in acquisition and de novo related expenses, $12.2 million in COVID-19 related costs and expenses for purchases of personal protective equipment (PPE), supplies, employee related costs and expenses and other categories of costs and expenses incurred in response to the pandemic and $4.0 million in costs, expenses and impairments related to agency closures or consolidations.
  Adjusted EBITDA increased 28.3% to $68.4 million.

Full Year 2020 Financial Results

  Net service revenue was $2.063 billion.
  Net income attributable to LHC Group's common stockholders increased 16.6% to $111.6 million, or $3.56 per diluted share.
  Adjusted net income attributable to LHC Group's common stockholders increased 12.9% to $157.3 million, or $5.01 per diluted share. Adjusted results for the full year 2020 exclude a pre-tax amount of $7.8 million in acquisition and de novo related expenses, $52.8 million in COVID-19 related costs and expenses noted above and $5.2 million in costs, expenses and impairments related to agency closures or consolidations.
  Adjusted EBITDA increased 12.5% to $238.7 million.

A reconciliation of all non-GAAP financial results in this release appears on pages 12-13.

Operational and Strategic Highlights

  LHC Group's quality and patient satisfaction scores continue to exceed the national average as the Company remains a leader among industry peers.
  Organic growth in home health admissions increased 2.2% in the fourth quarter of 2020 compared with the same period in 2019 and increased sequentially by 1.0% over the third quarter of 2020.
  Continued strong sequential organic growth in home health Medicare revenue with a 4.6% sequential increase in the fourth quarter of 2020 following a 10.7% sequential increase in the third quarter of 2020.
  Non-Medicare episodic organic growth in home health admissions increased by 28.7% in the fourth quarter of 2020 compared with the same period in 2019 and increased by 32.0% in 2020 over 2019.
  Organic growth in hospice admissions increased 10.9% in the fourth quarter of 2020 compared with the same period in 2019 and increased by 4.6% sequentially over the third quarter of 2020.
  On October 1, 2020, LHC Group finalized a joint venture with University Health Care System to enhance home health and hospice services in Georgia and South Carolina. The joint venture includes ten total locations and LHC Group expects incremental annualized revenue from this joint venture of approximately $8.3 million.
  On October 1, 2020, LHC Group finalized a joint venture with Northeast Georgia Health System to share ownership of SunCrest Home Health in Gainesville, Georgia. LHC Group also closed on the purchase of Santa Rita Hospice in Aurora, Colorado, where it will operate under the At Home Hospice name in a shared space with LHC Group's home health provider in Aurora.
  On November 1, 2020, LHC Group finalized an expansion of its joint venture with CHRISTUS Health with the addition of a hospice provider in San Marcos, Texas. LHC Group expects incremental annualized revenue from this joint venture of approximately $1.6 million.
  On December 31, 2020, LHC Group finalized the purchase of Grace Hospice in Tulsa, Oklahoma and Valley Hospice and East Valley Palliative Care in Mesa, Arizona. The Company expects the purchase of Grace Hospice to produce approximately $12.1 million in annualized revenue. The Company expects the purchase of Valley Hospice and East Valley Palliative Care to produce approximately $4.8 million in annualized revenue.

Commenting on the results, Keith G. Myers, LHC Group's Chairman and Chief Executive Officer, said, "LHC Group plays an increasingly critical role in the nation's healthcare system with the last twelve months clearly demonstrating the importance of home as the most patient-preferred and cost-effective setting for care. The swift, comprehensive approach we took to the public health emergency caused by COVID-19 had a positive impact on the evolution of healthcare delivery models, helped to protect our employees and patients, boosted our organic growth trajectory and strengthened our value proposition to patients, partners and payors. Looking ahead to 2021 and beyond, we believe LHC Group has an unprecedented opportunity to lead our industry's transition to value-based care and address the growing needs of the population aged 65 and over that is expected to double by 2060."

COVID-19 Update
The COVID-19 pandemic had an impact on our operations and financial results for the fourth quarter of 2020 with a continued impact expected in 2021, although to a lesser extent than what we have experienced to date. During the fourth quarter, we incurred $12.2 million ($8.6 million net of tax), or $0.27 per diluted share, in additional COVID-19 costs and expenses related to PPE, supplies, employee related costs and expenses, including, without limitation, bonuses, increased wages, and wage supplements for front line caregivers, and other categories of costs and expenses incurred in response to the pandemic. For the year ended December 31, 2020 we incurred $52.8 million ($38.6 million net of tax), or $1.23 per diluted share, in COVID-19 costs and expenses.

LHC Group has also implemented a number of cost containment initiatives, including eliminating non-essential travel and expenses and other measures. We continue to have strong access to capital with approximately $530 million of available liquidity from cash and our revolving credit facility net of the $411.3 million liability associated with the Medicare Accelerated and Advance Payments and Provider Relief Funds.

Since April 2020, we received funds totaling $318.0 million under the Medicare Accelerated and Advance Payment Program as provided for by the CARES Act. The accelerated Medicare payments are interest free and the program currently requires that the Centers for Medicare and Medicaid Services (CMS) recoup the accelerated payments beginning 12 months after receipt by the provider, by withholding 25% of future Medicare fee-for service payments for claims for 11 months and then withholding 50% of future Medicare fee-for service payments for claims for an additional six months. An interest rate of 4% will be assessed on any outstanding balances after 29 months from the date of the initial advance but we intend to repay the full amount before any interest will accrue. Cash flows from operations for the full year ended December 31, 2020 included $318.0 million of accelerated Medicare payments, all of which remains deferred on the balance sheet at December 31, 2020.

As of December 31, 2020, we have received funds totaling $93.3 million related to the Provider Relief Fund as provided for by the CARES Act. The full amount received was recorded as a short-term liability in government stimulus advance in our condensed consolidated balance sheet, but no funds were recognized in our condensed consolidated statements of income for the twelve months ended December 31, 2020. It is our intent to return the funds to the government.

COVID-19 Trends
Please refer to the supplemental information that can be found under Financial Results on the Company's Investor Relations page to access more detailed statistics on pre-COVID-19 and post-COVID-19 trends.

Full Year 2021 and First Quarter 2021 Guidance
Full year 2021 net service revenue is expected to be in a range of $2.2 billion to $2.26 billion, adjusted earnings per diluted share is expected to be in a range of $5.65 to $5.90, and EBITDA, less non-controlling interest, is expected to be in a range of $268 million to $280 million.

For the first quarter ending March 31, 2021, net service revenue is expected to be $515 million to $530 million, adjusted earnings per diluted share is expected to be in a range of $1.20 to $1.30, and EBITDA, less non-controlling interest, is expected to be in a range of $55 million to $60 million.

The Company's guidance ranges reflect a number of assumptions that are subject to change based on uncertainties related to the impact of the COVID-19 pandemic. The Company's guidance ranges do not take into account the impact of future COVID-19 related costs and expenses. The Company is estimating COVID-19 related costs and expenses in the range of $20 million to $25 million in the full year of 2021 and $8 million to $12 million in the first quarter of 2021. The Company's guidance ranges also do not take into account reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary. Please refer to the supplemental information that can be found under Financial Results on the Company's Investor Relations page to access more detailed guidance assumptions.

Joshua L. Proffitt, LHC Group's President, added, "Our original intent for 2020 and all of the work we had accomplished beforehand was to exit the year with maximum velocity into 2021. While the shape of that trajectory was altered by the public health emergency, we have been able to generate sequential quarterly improvement in our organic admissions growth, census and number of unique physician referrals since the peak of the pandemic. This re-acceleration in our business to pre-pandemic levels was a direct result of the real-time demonstration of our value proposition, leading quality and patient satisfaction scores, extraordinary commitment from our employees and the contributions from our joint venture and co-location strategies. The high-quality growth we are generating from our differentiated strategy positions us very well to deliver for our patients, employees, partners and shareholders in 2021."

Conference Call
LHC Group will host a conference call on Friday, February 26, 2021, at 9:00 a.m. Eastern time to discuss its fourth quarter 2020 results. The toll-free number to call for this interactive teleconference is (877) 870-4263 (international callers: (412) 317-6011). A telephonic replay of the conference call will be available through midnight on Friday, March 5, 2021, by dialing (877) 344-7529 (international callers: (412) 317-0088) and entering confirmation number 10151937.

The Company has posted supplemental financial information on the fourth quarter results that it will reference during the conference call. The supplemental information can be found under Financial Results on the Company's Investor Relations page. A live webcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company's approximately 30,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. As the preferred joint venture partner for almost 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

Forward-looking Statements
This press release contains "forward-looking statements" (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as "anticipate," "expect," "project," "intend," "believe," "will," "estimates," "may," "could," "should" and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2020 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company's plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company's businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company's businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company's services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company's reputation; the risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; the risks associated with the Company's expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company's ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	For the Year Ended Dec. 31,
	2020	2019
ASSETS
Current assets:
Cash	$286,569	$31,672
Receivables:
Patient accounts receivable	301,209	284,962
Other receivables	11,522	10,832
Total receivables	312,731	295,794
Prepaid income taxes	—	9,652
Prepaid expenses	22,058	21,304
Other current assets	25,664	21,852
Total current assets	647,022	380,274
Property, building and equipment, net of accumulated depreciation of $82,721 and $69,441, respectively	138,366	97,908
Goodwill	1,259,147	1,219,972
Intangible assets, net of accumulated amortization of $17,659 and $16,431, respectively	315,355	305,556
Assets held for sale	1,900	2,500
Operating lease right of use asset	100,046	95,452
Other assets	21,518	38,633
Total assets	$2,483,354	$2,140,295
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$64,864	$83,572
Salaries, wages, and benefits payable	88,666	85,631
Self-insurance reserves	35,103	31,188
Government stimulus advance	93,257	—
Contract liabilities – deferred revenue	317,962	—
Current operating lease liabilities	32,676	28,701
Amounts due to governmental entities	1,516	1,880
Income taxes payable	21,464	—
Current liabilities – deferred employer payroll tax	25,928	—
Total current liabilities	681,436	230,972
Deferred income taxes	47,237	60,498
Income taxes payable	6,203	3,867
Revolving credit facility	20,000	253,000
Other long term liabilities	25,928	—
Operating lease payable	70,275	69,556
Total liabilities	851,079	617,893
Noncontrolling interest – redeemable	18,921	15,151
Commitments and contingencies
Stockholders' equity:
LHC Group, Inc. stockholders' equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock – $0.01 par value; 60,000,000 shares authorized; 36,355,497 and 36,129,280 shares issued, and 31,139,840 and 30,992,390 shares outstanding, respectively	364	361
Treasury stock – 5,215,657 and 5,136,890 shares at cost, respectively	(69,011)	(60,060)
Additional paid-in capital	962,120	949,321
Retained earnings	635,297	523,701
Total LHC Group, Inc. stockholders' equity	1,528,770	1,413,323
Noncontrolling interest – non-redeemable	84,584	93,928
Total stockholders' equity	1,613,354	1,507,251
Total liabilities and stockholders' equity	$2,483,354	$2,140,295

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net service revenue	$532,329	$531,315	$2,063,204	$2,080,241
Cost of service revenue (excluding depreciation and amortization)	317,243	343,267	1,250,403	1,324,887
Gross margin	215,086	188,048	812,801	755,354
General and administrative expenses	162,944	155,372	632,847	596,006
Impairment of intangibles and other	1,227	200	1,849	7,734
Operating income	50,915	32,476	178,105	151,614
Interest expense	(89)	(2,622)	(4,129)	(11,155)
Income before income taxes and noncontrolling interest	50,826	29,854	173,976	140,459
Income tax expense	12,862	3,942	36,043	26,607
Net income	37,964	25,912	137,933	113,852
Less net income (loss) attributable to noncontrolling interests	7,584	4,109	26,337	18,126
Net income attributable to LHC Group, Inc.'s common stockholders	$30,380	$21,803	$111,596	$95,726

Earnings per share:
Basic	$0.98	$0.70	$3.59	$3.09
Diluted	$0.97	$0.70	$3.56	$3.07
Weighted average shares outstanding:
Basic	31,128	30,978	31,092	30,933
Diluted	31,443	31,270	31,366	31,210

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands) (Unaudited)

	For the Year Ended December 31,
	2020	2019
Operating activities:
Net income	$137,933	$113,852
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	21,249	18,254
Amortization and impairment of operating lease right of use asset	34,546	33,368
Stock-based compensation expense	14,347	9,646
Deferred income taxes	(13,261)	18,400
Loss on disposal of assets	412	802
Impairment of intangibles and other	1,849	7,734
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(16,561)	(38,907)
Prepaid expenses	(754)	3,530
Other assets	(3,169)	(2,923)
Prepaid income taxes	9,652	(78)
Accounts payable and accrued expenses	(22,506)	(457)
Salaries, wages, and benefits payable and self-insurance reserves	6,482	(2,625)
Other long term liabilities	51,856	—
Contract liabilities - deferred revenue	317,962	—
Operating lease payable	(34,226)	(28,062)
Income tax payable	23,800	(431)
Net amounts due to/from governmental entities	(364)	(1,641)
Net cash provided by operating activities	529,247	130,462
Investing activities:
Cash paid for acquisitions, net of cash acquired	(24,545)	(74,293)
Proceeds from sale of assets	7,920	—
Purchases of property, building and equipment	(65,875)	(33,609)
Net cash used in investing activities	(82,500)	(107,902)
Financing activities:
Proceeds from line of credit	296,229	267,000
Payments on line of credit	(529,229)	(249,000)
Government stimulus advance	93,257	—
Proceeds from employee stock purchase plan	2,177	2,066
Payments on debt	—	(7,650)
Noncontrolling interest distributions	(24,837)	(24,082)
Purchase of additional controlling interest	(24,295)	(19,663)
Sale of noncontrolling interest	4,856	756
Withholding taxes paid on stock-based compensation	(10,008)	(10,687)
Exercise of options	—	1,009
Net cash (used in) provided by financing activities	(191,850)	(40,251)
Change in cash	254,897	(17,691)
Cash at beginning of period	31,672	49,363
Cash at end of period	$286,569	$31,672
Supplemental disclosures of cash flow information
Interest paid	$5,011	$11,015
Income taxes paid	$16,830	$10,109
Non-Cash Operating activity:
Operating right of use assets in exchange for lease obligations	43,047	129,290
Non-Cash Investing activity:
Accrued capital expenditures	2,922	2,729
Non-Cash Financing activity:
Contribution of noncontrolling interest	230	—

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31, 2020
	Home health	Hospice	Home and community- based	Facility- based	HCI	Total
Net service revenue	$382,636	$62,419	$ 50,058	$31,914	$5,302	$532,329
Cost of service revenue	217,554	38,190	36,514	21,487	3,498	317,243
Gross margin	165,082	24,229	13,544	10,427	1,804	215,086
General and administrative expenses	119,544	16,894	11,923	11,451	3,132	162,944
Impairment of intangibles and other	1,227	—	—	—	—	1,227
Operating income (loss)	44,311	7,335	1,621	(1,024)	(1,328)	50,915
Interest expense	(52)	(18)	(8)	(9)	(2)	(89)
Income (loss) before income taxes and noncontrolling interest	44,259	7,317	1,613	(1,033)	(1,330)	50,826
Income tax expense (benefit)	10,936	1,631	301	76	(82)	12,862
Net income (loss)	33,323	5,686	1,312	(1,109)	(1,248)	37,964
Less net income (loss) attributable to noncontrolling interests	6,154	1,370	104	(35)	(9)	7,584
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$27,169	$4,316	$1,208	$(1,074)	$(1,239)	$30,380

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31, 2019
	Home health	Hospice	Home and community- based	Facility- based	HCI	Total
Net service revenue	$389,506	$58,101	$ 50,845	$27,418	$5,445	$531,315
Cost of service revenue	244,953	36,324	38,763	19,462	3,765	343,267
Gross margin	144,553	21,777	12,082	7,956	1,680	188,048
General and administrative expenses	115,161	16,023	11,021	10,348	2,819	155,372
Impairment of intangibles and other	180	20	—	—	—	200
Operating income (loss)	29,212	5,734	1,061	(2,392)	(1,139)	32,476
Interest expense	(1,843)	(293)	(255)	(154)	(77)	(2,622)
Income (loss) before income taxes and noncontrolling interest	27,369	5,441	806	(2,546)	(1,216)	29,854
Income tax expense (benefit)	3,969	637	115	(501)	(278)	3,942
Net income (loss)	23,400	4,804	691	(2,045)	(938)	25,912
Less net income (loss) attributable to noncontrolling interests	3,346	1,267	(149)	(344)	(11)	4,109
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$20,054	$3,537	$840	$(1,701)	$(927)	$21,803

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Year Ended December 31, 2020
	Home Health	Hospice	Home and community- based	Facility- based	HCI	Total
Net service revenue	$1,463,779	$243,806	$194,584	$128,578	$32,457	$2,063,204
Cost of service revenue	848,663	150,675	150,378	85,827	14,860	1,250,403
Gross margin	615,116	93,131	44,206	42,751	17,597	812,801
General and administrative expenses	464,568	66,454	45,443	43,435	12,947	632,847
Impairment of intangibles and other	1,249	600	—	—	—	1,849
Operating income (loss)	149,299	26,077	(1,237)	(684)	4,650	178,105
Interest expense	(2,856)	(469)	(390)	(297)	(117)	(4,129)
Income (loss) before income taxes and noncontrolling interests	146,443	25,608	(1,627)	(981)	4,533	173,976
Income tax expense (benefit)	30,435	4,925	(357)	(185)	1,225	36,043
Net income (loss)	116,008	20,683	(1,270)	(796)	3,308	137,933
Less net income (loss) attributable to noncontrolling interests	20,525	4,822	(171)	1,193	(32)	26,337
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$95,483	$15,861	$(1,099)	$(1,989)	$3,340	$111,596
Total assets	$1,741,044	$301,475	$263,708	$103,401	$73,726	$2,483,354

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Year Ended December 31, 2019
	Home health	Hospice	Home and community- based	Facility- based	HCI	Total
Net service revenue	$1,503,393	$226,922	$208,455	$111,809	$29,662	$2,080,241
Cost of service revenue	939,035	140,177	157,817	73,274	14,584	1,324,887
Gross margin	564,358	86,745	50,638	38,535	15,078	755,354
General and administrative expenses	437,276	61,190	44,025	38,358	15,157	596,006
Impairment of intangibles and other	7,443	291	—	—	—	7,734
Operating income (loss)	119,639	25,264	6,613	177	(79)	151,614
Interest expense	(7,762)	(1,269)	(1,112)	(678)	(334)	(11,155)
Income (loss) before income taxes and noncontrolling interests	111,877	23,995	5,501	(501)	(413)	140,459
Income tax expense (benefit)	21,147	4,353	1,394	(204)	(83)	26,607
Net income (loss)	90,730	19,642	4,107	(297)	(330)	113,852
Less net income (loss) attributable to noncontrolling interests	14,651	3,979	(906)	435	(33)	18,126
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$76,079	$15,663	$5,013	$(732)	$(297)	$95,726
Total assets	$1,486,012	$244,105	$249,524	$91,337	$69,317	$2,140,295

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Data:	2020	2019	2020	2019

Home Health Services:
Locations	537	553	537	553
Acquired	4	2	13	16
De novo	—	—	1	4
Divested/consolidated	(16)	(4)	(30)	(22)
Total new admissions	104,440	100,445	410,408	389,459
Medicare new admissions	54,968	58,216	221,300	232,007
Average daily census	83,686	78,380	80,112	77,025
Average Medicare daily census	47,219	49,108	46,311	49,341
Medicare completed and billed episodes	89,824	96,065	350,239	372,816
Average Medicare case mix for completed and billed Medicare episodes	1.01	1.08	1.02	1.09
Average reimbursement per Medicare episode (1)	$2,840	$2,795	$2,795	$2,837
Total visits	2,100,914	2,581,022	8,282,047	10,283,251
Total Medicare visits	1,141,298	1,640,023	4,615,612	6,688,321
Average visits per Medicare episodes	12.7	17.1	13.2	17.9
Organic growth: (2)
Net revenue	(0.1)%	4.2%	(4.8)%	6.5%
Net Medicare revenue	(5.0)%	3.2%	(9.7)%	3.4%
Total new admissions	2.2%	10.3%	1.6%	9.1%
Medicare new admissions	(6.0)%	4.2%	(7.4)%	2.9%
Average daily census	4.9%	5.2%	1.5%	5.1%
Average Medicare daily census	(5.4)%	0.1%	(8.2)%	0.0%
Medicare completed and billed episodes	(7.9)%	2.3%	(8.0)%	1.3%

Hospice Services:
Locations	120	110	120	110
Acquired	3	3	6	8
De novo	6	—	6	—
Divested/consolidated	—	(1)	(2)	(6)
Admissions	5,454	4,768	20,460	18,515
Average daily census	4,320	4,238	4,333	4,062
Patient days	397,456	389,926	1,590,322	1,483,146
Average revenue per patient day	$157.55	$151.82	$155.33	$152.87
Organic growth: (2)
Total new admissions	10.9%	4.6%	6.4%	5.6%

Home and Community-Based Services:
Locations (3)	124	107	124	107
Acquired	—	2	4	2
De novo	3	—	16	24
Divested/consolidated	(1)	—	(3)	—
Average daily census	14,021	13,896	14,365	13,910
Billable hours	1,884,411	2,111,816	7,734,517	8,907,461
Revenue per billable hour	$27.33	$24.96	$26.22	$24.06

Facility-Based Services:
Long-term Acute Care
Locations	12	13	12	13
Acquired	—	1	—	1
Divested/consolidated	(1)	—	(1)	—
Patient days	21,836	20,313	89,930	78,837
Average revenue per patient day	$1,407	$1,287	$1,373	$1,304
Average Daily Census	237	221	246	216

(1)

Prior year Medicare revenue per episode calculation was previously based on standard Medicare episodes. This calculation has been modified to include LUPAs and Outliers in order to achieve a proper comparison to current year under PDGM.

(2)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(3)	The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.'s common stockholders	$30,380	$21,803	$111,596	$95,726
Add (net of tax):
Acquisition and de novo expenses (1)	2,284	5,303	5,629	25,766
Closures/relocations/consolidations (2)	2,856	1,108	3,722	5,830
COVID-19 impact:
Supplies and wage expenses (3)	8,641	—	38,608	—
CARES Act tax benefit (4)	—	—	(2,210)	—
Operation realignment and PDGM implementation cost (5)	—	5,032	—	5,032
Dispute settlements (6)	—	2,671	—	2,671
Provider moratorium impairment (7)	—	—	—	4,332
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$44,161	$35,917	$157,345	$139,357

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.'s common stockholders	$0.97	$0.70	$3.56	$3.07
Add (net of tax):
Acquisition and de novo expenses (1)	0.07	0.17	0.17	0.83
Closures/relocations/consolidations (2)	0.09	0.04	0.12	0.19
COVID-19 impact:
Supplies and wage expenses (3)	0.27	—	1.23	—
CARES Act tax benefit (4)	—	—	(0.07)	—
Operation realignment and PDGM implementation cost (5)	—	0.16	—	0.16
Dispute settlements (6)	—	0.08	—	0.08
Provider moratorium impairment (7)	—	—	—	0.14
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$1.40	$1.15	$5.01	$4.47

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.'s common stockholders	$30,380	$21,803	$111,596	$95,726
Add:
Income tax expense	12,862	3,942	36,043	26,607
Interest expense, net	89	2,622	4,129	11,156
Depreciation and amortization	5,648	5,442	21,249	18,254
Adjustment items (1)	19,392	19,522	65,731	60,363
Adjusted EBITDA	$68,371	$53,331	$238,748	$212,106

1. Adjustment items (pre-tax):
Acquisition and de novo expenses (1)	3,214	7,335	7,770	35,640
Closures/relocation/consolidations (2)	4,019	1,532	5,193	8,068
COVID-19 PPE, supplies and wages (3)	12,159	—	52,768	—
Operation realignment and PDGM implementation cost (5)	—	6,960	—	6,960
Dispute settlements (6)	—	3,695	—	3,695
Provider moratorium impairment (7)	—	—	—	6,000
Total adjustments	$19,392	$19,522	$65,731	$60,363

1.

Expenses and other costs associated with diligence or completed acquisitions and de novos. ($3.2 million pre-tax in the three months ended December 31, 2020 and $7.8 million pre-tax in the twelve months ended December 31, 2020).

2.

Loss on the sale of an asset, impairment and other expenses associated with a closure or consolidation ($4.0 million in the three months ended December 31, 2020 and $5.2 million pre-tax in the twelve months ended December 31, 2020).

3.

COVID-19 related expenses for purchases of personal protective equipment ("PPE"), supplies and employee benefit expenses including, without limitation, bonuses and increased wages, wage supplements and PTO replenishments for front line caregivers. ($12.2 million pre-tax in the three months ended December 31, 2020 and $52.8 million pre-tax in the twelve months ended December 31, 2020).

4.

Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses ("NOL"), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.

5.

Expenses, severance payments and other expenses and costs associated with a realignment of our home health divisions and PDGM preparedness, software implementation and training cost ($6.9 million pre-tax in the three months and twelve months ended December 31, 2019).

6.	In the fourth quarter of 2019, the Company settled disputed contractual payments ($3.7 million pre-tax).
7.

During the first quarter of 2019, the Company recorded $6.0 million of moratoria fair value impairment as a result of the Centers for Medicare and Medicaid Services ("CMS") action to remove all federal moratoria with regard to Medicare provider enrollment. In assigning fair value acquired in acquisitions as required by ASC 805, Business Combinations, the Company had assigned fair value to Certificates of need or license moratoria, as applicable, in certain states.

Contact:	Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com